Exhibit 10.7.1

Single Touch Systems Inc. (formerly known as Hosting Site Network, Inc.)

2008 Stock Option Plan

NOTICE OF STOCK OPTION GRANT

                                                 :

You have been granted an option to purchase Common Stock of Single Touch Systems Inc., formerly known as Hosting Site Network, Inc. (the “Company”) as follows:

Board Approval Date:

Date of Grant (Later of Board Approval Date or Commencement of Employment/Consulting):

Exercise Price per Share:	$

Total Number of Shares Granted:

Total Exercise Price:	$

Type of Option:	Shares Incentive Stock Option

Shares Nonqualified Stock Option

Expiration Date:

Vesting Commencement Date:

Vesting/Exercise Schedule:	So long as you are in Continuous Service Status with the Company (as defined in the Stock Option Agreement), the Shares underlying this Option shall vest and become exercisable in accordance with the following schedule: of the total number of Shares subject to the Option shall vest and become exercisable immediately; of the total number of Shares subject to the Option shall vest and become exercisable on the month anniversary of the Vesting Commencement Date and of the total number of Shares subject to the Option shall vest and become exercisable on each ly anniversary thereafter.

Termination Period:	To the extent allowed by Section 5 of the Stock Option Agreement and not otherwise (and in no event later than the Expiration Date), this Option may be

1

exercised for 90 days after termination of Optionee’s employment or consulting relationship. Optionee is responsible for keeping track of the applicable exercise period, if any, following termination for any reason of his or her service relationship with the Company. The Company will not provide further notice of such exercise period, if any.

Transferability:	This Option may not be transferred.

By your signature and the signature of the Company’s representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the Company’s 2008 Stock Option Plan and the Stock Option Agreement, both of which are attached and made a part of this document. Accordingly, separate execution and delivery of the Stock Option Agreement is not required.

In addition, you agree and acknowledge that your rights to any Shares underlying the Option will be earned only as you provide services to the Company over time, that the grant of the Option is not as consideration for services you rendered to the Company before your Vesting Commencement Date, and that nothing in this Notice or the attached documents confers upon you any right to continue your employment or consulting relationship with the Company for any period of time, nor does it interfere in any way with your right or the Company’s right to terminate that relationship at any time, for any reason, with or without Cause.

The per share “Exercise Price” is intended to be at least equal to the fair market value of the Company’s Common Stock at the date of grant. The Company has attempted in good faith to make the fair market value determination in compliance with applicable tax law although there can be no certainty that the IRS will agree. If the IRS does not agree and asserts the fair market value at the time of grant is higher than the Exercise Price, the IRS could seek to impose greater taxes on you, including interest and penalties under Internal Revenue Code Section 409A. While the Company thinks this is an unlikely event, the Company cannot provide absolute assurance and you may want to consult your own tax adviser with any questions.

Single Touch Systems Inc.

By:
Optionee	Name:
Title:

IRS Circular 230 Disclosure: To ensure compliance with requirements imposed by the IRS, we inform you that any tax advice contained in this communication (including any attachments) (i) was not intended or written to be used, and cannot be used, for the purpose of avoiding any tax penalty and (ii) was not written to promote, market or recommend the transaction or matter addressed in the communication. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

Single Touch Systems Inc. (formerly known as Hosting Site Network, Inc.)

2008 Stock Option Plan

STOCK OPTION AGREEMENT

1. Grant of Option. Single Touch Systems Inc., formerly known as Hosting Site Network, Inc., a Delaware corporation (the “Company”), hereby grants to                      (“Optionee”), an option (the “Option”) to purchase the total number of shares of Common Stock (the “Shares”) set forth in the Notice of Stock Option Grant (the “Notice”), at the exercise price per Share set forth in the Notice (the “Exercise Price”) subject to the terms, definitions and provisions of the Company’s 2008 Stock Option Plan (the “Plan”) adopted by the Company, which is incorporated in this Agreement by reference. Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings defined in the Plan or in the Notice.

2. Designation of Option. This Option is intended to be an Incentive Stock Option as defined in Section 422 of the Code only to the extent so designated in the Notice, and to the extent it is not so designated or to the extent the Option does not qualify as an Incentive Stock Option under Applicable Laws, then it is intended to be and will be treated as a Nonqualified Stock Option. “Applicable Laws” means the legal requirements relating to the administration of stock option and restricted stock purchase plans, including under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, other U.S. federal and state laws, the Code, any stock exchange rules or regulations and the applicable laws, rules and regulations of any other country or jurisdiction where Options or other Awards are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.

Notwithstanding the above, if designated as an Incentive Stock Option, in the event that the Shares subject to this Option (and all other Incentive Stock Options granted to Optionee by the Company or any Affiliate, including under other plans of the Company) that first become exercisable in any calendar year have an aggregate fair market value (determined for each Share as of the date of grant of the option covering such Share) in excess of $100,000, the Shares in excess of $100,000 shall be treated as subject to a Nonqualified Stock Option, in accordance with Section 5(c)(iii) of the Plan.

3. Exercise of Option. This Option shall be exercisable during its term in accordance with the Vesting/Exercise Schedule set out in the Notice and with the provisions of Section 5 of the Plan as follows:

(a)	Right to Exercise.

(i) This Option may not be exercised for a fraction of a share.

(ii) In the event of Optionee’s death, disability or other termination of employment, the exercisability of the Option is governed by Section 5 below, subject to the limitations contained in this Section 3.

(iii) In no event may this Option be exercised after the Expiration Date of the Option as set forth in the Notice.

(b)	Method of Exercise.

(i) This Option shall be exercisable by execution and delivery of the Exercise Notice and Stock Purchase Agreement attached hereto as Exhibit A (the “Exercise Agreement”) or of any other form of written notice approved for such purpose by the Company which shall state Optionee’s election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by Optionee and shall be delivered to the Company by such means as are determined by the Committee in its discretion to constitute adequate delivery. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

(ii) As a condition to the exercise of this Option and as further set forth in Section 10 of the Plan, Optionee agrees to make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the vesting or exercise of the Option, or disposition of Shares, whether by withholding, direct payment to the Company, or otherwise.

(iii) The Company is not obligated, and will have no liability for failure, to issue or deliver any Shares upon exercise of the Option unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 221 of Title 12 of the Code of Federal Regulations as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by the Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Optionee on the date on which the Option is exercised with respect to such Shares.

4. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination of the following, at the election of Optionee:

(a) cash or check; or

(b) if the Company (in its sole discretion, at the time) is at such time permitting “same day sale” cashless brokered exercises, delivery of a properly executed exercise notice together with irrevocable instructions to a broker participating in such cashless brokered exercise program to deliver promptly to the Company the amount required to pay the exercise price (and applicable withholding taxes).

5. Termination of Relationship; Early Termination of Option. Following the date of cessation of Optionee’s Continuous Service Status for any reason (the “Termination Date”), Optionee may exercise the Option only as set forth in the Notice and this Section 5. To the extent that Optionee is not entitled to exercise this Option as of the Termination Date, or if Optionee does not exercise this Option within the Termination Period set forth in the Notice or the termination periods set forth below, the Option shall terminate in its entirety. In no event may any Option be exercised after the Expiration Date of the Option as set forth in the Notice. “Continuous Service Status” means the absence of any interruption or termination of service as an employee (including officer) or Outside Director of, or consultant or advisor to, either the Company or an Affiliate. Continuous Service Status shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) transfers between locations of the Company or between the Company, its Affiliates or their respective successors. A change in status from the status of an employee, Outside Director, consultant or advisor to another of such statuses will not constitute an interruption of Continuous Service Status. However, for Incentive Stock Option purposes, termination of Continuous Service Status will occur when the employee ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or one of its subsidiaries. The Committee shall determine whether any corporate transaction, such as a sale or spin-off of a division or business unit, or a joint venture, shall be deemed to result in a termination of Continuous Service Status.

(a) Termination. In the event of termination of Optionee’s Continuous Service Status other than as a result of voluntary termination by the Optionee or Optionee’s disability or death or for Cause (as defined in the Plan), Optionee may, to the extent Optionee is vested in the Option Shares at the Termination Date, exercise this Option during the Termination Period set forth in the Notice.

(b) Other Terminations of Relationship. In connection with any termination other than a termination covered by Section 5(a), Optionee may exercise the Option only as described below:

(i) Termination upon Disability of Optionee. In the event of termination of Optionee’s Continuous Service Status as a result of Optionee’s disability, Optionee may, but only within twelve months from the Termination Date, exercise this Option to the extent Optionee was vested in the Option Shares as of such Termination Date.

(ii) Death of Optionee. In the event of the death of Optionee (a) during the term of this Option and while an employee (including officers) or Outside Director of, or consultant or advisor to, either the Company or an Affiliate and having been in Continuous Service Status since the date of grant of the Option, or (b) within three months after Optionee’s Termination Date (but only if such cessation of services was not as a result of voluntary termination by the Optionee or for Cause), the Option may be exercised at any time within twelve months following the date of death by Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent Optionee was vested in the Option as of the Termination Date.

(iii) Resignation; Termination for Cause. In the event Optionee’s Continuous Service Status is terminated as a result of voluntary termination by the Optionee or for Cause, the Option shall terminate immediately upon such termination for Cause as set forth in Section 5(c)(v) of the Plan. In the event Optionee’s employment or consulting relationship with the Company is suspended pending investigation of whether such relationship shall be terminated for Cause, all Optionee’s rights under the Option, including the right to exercise the Option, shall be suspended during the investigation period. The Committee shall have authority to effect such procedures and take such actions as are necessary to carry out the legal intent of this Section 5(b)(iii), including such procedures and actions as are required to cause Optionee to return to the Company Shares purchased under the Option that have been purchased or that vested within six months of the events giving rise to the for-Cause termination of Optionee’s Continuous Service Status and, if such Shares have been transferred by the Optionee, to remit to the Company the value of such transferred Shares.

(c) Termination of Option. This Option may terminate before its Expiration Date and before the dates specified under Section 5(a) and (b) above under certain circumstances as set forth in Section 13 of the Plan.

6. Non-Transferability of Option. Except as otherwise set forth in the Notice, this Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him or her. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

7. Tax Consequences. The Company has not provided any tax advice with respect to this Option or the disposition of the Shares. Optionee should obtain advice from an appropriate independent professional adviser with respect to the taxation implications of the grant, exercise, assignment, release, cancellation or any other disposal of this Option (each, a “Trigger Event”) and on any subsequent sale or disposition of the Shares. Optionee should also take advice in respect of the taxation indemnity provisions under Section 8 below. The per share Exercise Price of the Option is intended to be at least equal to the fair market value of the Company’s Common Stock at the date of grant. The Company has attempted in good faith to make the fair market value determination in compliance with applicable tax law although there can be no certainty that the IRS will agree. If the IRS does not agree and asserts the fair market value at the time of grant is higher than the Exercise Price, the IRS could seek to impose greater taxes on Optionee, including interest and penalties under Internal Revenue Code Section 409A. While the Company thinks this is an unlikely event, the Company cannot provide absolute assurance and Optionee may want to consult Optionee’s own tax adviser with any questions.

8.	Optionee’s Taxation Indemnity.

(a) To the extent permitted by law, Optionee hereby agrees to indemnify and keep indemnified the Company and the Company as trustee for and on behalf of any affiliate entity, in respect of any liability or obligation of the Company and/or any affiliate entity to account for income tax or any other taxation provisions under the laws of Optionee’s country or citizenship and/or residence to the extent arising from a Trigger Event or arising out of the acquisition, retention and disposal of the Shares.

(b) The Company shall not be obliged to allot and issue any of the Shares or any interest in the Shares unless and until Optionee has paid to the Company such sum as is, in the opinion of the Company, sufficient to indemnify the Company in full against any liability the Company has for any amount of, or representing, income tax or any other tax arising from a Trigger Event (the “Option Tax Liability”), or Optionee has made such other arrangement as in the opinion of the Company will ensure that the full amount of any Option Tax Liability will be recovered from Optionee within such period as the Company may then determine.

9.	Data Protection.

(a) To facilitate the administration of the Plan and this Agreement, it will be necessary for the Company (or its payroll administrators) to collect, hold and process certain personal information about Optionee and to transfer this data to certain third parties such as brokers with whom Optionee may elect to deposit any share capital under the Plan. Optionee consents to the Company (or its payroll administrators) collecting, holding and processing Optionee’s personal data and transferring this data to the Company or any other third parties insofar as is reasonably necessary to implement, administer and manage the Plan.

(b) Optionee understands that Optionee may, at any time, view Optionee’s personal data, require any necessary corrections to it or withdraw the consents herein in writing by contacting the Company, but acknowledges that without the use of such data it may not be practicable for the Company to administer Optionee’s involvement in the Plan in a timely fashion or at all and this may be detrimental to Optionee.

10. Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

12. Effect of Agreement. Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the Option terms), and hereby accepts this Option and agrees to be bound by its contractual terms as set forth herein and in the Plan. Optionee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee regarding any questions relating to the Option. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of the Notice and this Agreement, the Plan terms and provisions shall prevail. The Option, including the Plan, constitutes the entire agreement between Optionee and the Company on the subject matter hereof and supersedes all proposals, written or oral, and all other communications between the parties relating to such subject matter.

EXHIBIT A

Single Touch Systems Inc. (formerly known as Hosting Site Network, Inc.)

2008 Stock Option Plan

EXERCISE NOTICE AND STOCK PURCHASE AGREEMENT

This Agreement (“Agreement”) is made as of                     , by and between Single Touch Systems Inc., formerly known as Hosting Site Network, Inc., a Delaware corporation (the “Company”), and                      (“Purchaser”). To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the Company’s 2008 Stock Option Plan (the “Plan”).

1. Exercise of Option. Subject to the terms and conditions hereof, Purchaser hereby elects to exercise his or her option to purchase                      shares of the Common Stock (the “Shares”) of the Company under and pursuant to the Plan and the Stock Option Agreement granted                              ,                      (the “Option Agreement”). The purchase price for the Shares shall be $                     per Share for a total purchase price of $                    . The term “Shares” refers to the purchased Shares and all securities received in replacement of the Shares or as stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Purchaser is entitled by reason of Purchaser’s ownership of the Shares.

2. Time and Place of Exercise. The purchase and sale of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution and delivery of this Agreement in accordance with the provisions of Section 3(b) of the Option Agreement. On such date, the Company will deliver to Purchaser a certificate representing the Shares to be purchased by Purchaser (which shall be issued in Purchaser’s name) against payment of the exercise price therefor by Purchaser by any method listed in Section 4 of the Option Agreement.

3. Limitations on Transfer. In addition to any other limitation on transfer created by applicable securities laws, Purchaser shall not assign, encumber or dispose of any interest in the Shares except in compliance with the provisions below and applicable securities laws.

4. Repurchase Option on Termination For Cause. Purchaser acknowledges that in the event of termination of Purchaser’s Continuous Service Status for Cause, the Committee shall have authority to effect such procedures and take such actions as are necessary to carry out the legal intent of Section 5(b)(iii) of the Option Agreement and Section 5(c)(v) of the Plan, including such procedures and actions as are required to cause Purchaser to return to the Company Shares purchased under the Option that have been purchased or that vested within six months of the events giving rise to the for-Cause termination of Purchaser’s Continuous Service Status and, if such Shares have been transferred by the Purchaser, to remit to the Company the value of such transferred Shares.

5. Investment and Taxation Representations. In connection with the purchase of the Shares, Purchaser represents to the Company the following (provided, that the representation in subsections (a), (b), (c), (d) and (e) shall be applicable if and only if the Shares are not registered under the Securities Act on Form S-8):

(a) Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Purchaser is purchasing these securities for investment for his or her own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or under any applicable provision of state law. Purchaser does not have any present intention to transfer the Shares to any person or entity.

(b) Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein.

(c) Purchaser further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the securities. Purchaser understands that the certificate(s) evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

(d) Purchaser is familiar with the provisions of Rule 144 promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer of the securities (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Purchaser understands that the Company provides no assurances as to whether he or she will be able to resell any or all of the Shares pursuant to Rule 144, which rule requires, among other things, that the Company be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, that resales of securities take place only after the holder of the Shares has held the Shares for certain specified time periods, and under certain circumstances, that resales of securities be limited in volume and take place only pursuant to brokered transactions. Notwithstanding this paragraph (d), Purchaser acknowledges and agrees to the restrictions set forth in paragraph (e) below.

(e) Purchaser further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

(f) Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

(g) Purchaser understands that the per share “Exercise Price” for the Shares is intended to be at least equal to the fair market value of the Company’s Common Stock at the date of grant and that the Company has attempted in good faith to make the fair market value determination in compliance with applicable tax law although there can be no certainty that the IRS will agree. Purchaser understands that if the IRS does not agree and asserts that the fair market value at the time of grant is higher than the Exercise Price, the IRS could seek to impose greater taxes on Purchaser, including interest and penalties under Internal Revenue Code Section 409A.

6.	Restrictive Legends and Stop-Transfer Orders.

(a) Legends. If the Shares have not been registered under the Securities Act on Form S-8, the certificate or certificates representing the Shares shall bear the following legend (as well as any legends required by applicable state and federal corporate and securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED UNLESS EFFECTED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR UNDER ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT OF 1933 (AS TO WHICH AVAILABILITY THE COMPANY MAY REQUIRE THE SELLER/TRANSFEROR TO PROVIDE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY).

(b) Stop-Transfer Notices. Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

7. No Employment Rights. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate Purchaser’s employment or consulting relationship, for any reason, with or without Cause.

8. Tax Consequences. Purchaser should obtain advice from an appropriate independent professional adviser with respect to the taxation implications of the grant, issuance, purchase, retention, assignment, release, cancellation, sale or any other disposal of the Shares (each, a “Trigger Event”). Participant should also take advice in respect of the taxation indemnity provisions under Section 9 below.

9.	Purchaser’s Taxation Indemnity.

(a) To the extent permitted by law, Purchaser hereby agrees to indemnify and keep indemnified the Company and the Company as trustee for and on behalf of any affiliate entity, in respect of any liability or obligation of the Company and/or any affiliate entity to account for income tax or any other taxation provisions under the laws of Purchaser’s country or citizenship and/or residence to the extent arising from a Trigger Event.

(b) The Company shall not be obliged to allot and issue any of the Shares or any interest in the Shares unless and until Purchaser has paid to the Company such sum as is, in the opinion of the Company, sufficient to indemnify the Company in full against any liability the Company has for any amount of, or representing, income tax or any other tax arising from a Trigger Event (the “Shares Tax Liability”), or Purchaser has made such other arrangement as in the opinion of the Company will ensure that the full amount of any Shares Tax Liability will be recovered from Purchaser within such period as the Company may then determine.

10.	Data Protection.

(a) To facilitate the administration of the Plan and this Agreement, it will be necessary for the Company (or its payroll administrators) to collect, hold and process certain personal information about Purchaser and to transfer this data to certain third parties such as brokers with whom Purchaser may elect to deposit any share capital under the Plan. Purchaser consents to the Company (or its payroll administrators) collecting, holding and processing Purchaser’s personal data and transferring this data to the Company or any other third parties insofar as is reasonably necessary to implement, administer and manage the Plan.

(b) Purchaser understands that Purchaser may, at any time, view Purchaser’s personal data, require any necessary corrections to it or withdraw the consents herein in writing by contacting the Company, but acknowledges that without the use of such data it may not be practicable for the Company to administer Purchaser’s involvement in the Plan in a timely fashion or at all and this may be detrimental to Purchaser.

11.	Miscellaneous.

(a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

(b) Entire Agreement; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(d) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by email or fax or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.

(e) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(f) Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

[Signature Page Follows]

The parties have executed this Exercise Notice and Stock Purchase Agreement as of the date first set forth above.

COMPANY:

SINGLE TOUCH SYSTEMS INC.

By:
Name:
Title:

PURCHASER:
(Signature)
(Printed Name)

Address:

RECEIPT

The undersigned hereby acknowledges receipt of Certificate No.              for              shares of Common Stock of Single Touch Systems Inc.

Dated:
Purchaser

RECEIPT

Single Touch Systems Inc. (the “Company”) hereby acknowledges receipt of check in the amount of $         given by                                  as consideration for Certificate No.              for                      shares of Common Stock of the Company.

Dated:	Single Touch Systems Inc.

By: _________________________________________

Name: _______________________________________

Title: ________________________________________

2008 STOCK OPTION PLAN

1. Purpose. The purpose of this 2008 Stock Option Plan (the “Plan”) is to advance the interests of Hosting Site Network, Inc. (the “Company”) and its Affiliates (as defined below) by inducing eligible individuals of outstanding ability and potential to join and remain with, or to provide consulting or advisory services to, the Company or its Affiliates, by encouraging and enabling eligible employees, Outside Directors (as defined below), consultants, and advisors to acquire proprietary interests in the Company, and by providing participating eligible employees, Outside Directors, consultants, and advisors with an additional incentive to promote the success of the Company. These purposes are accomplished by providing for the granting of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, and Restricted Stock (all as defined below) to eligible employees, Outside Directors, consultants, and advisors.

2. Definitions. As used in the Plan, the following terms have the meanings indicated:

(a) “Affiliate” means a “parent corporation” or a “subsidiary corporation” (as set forth in Code Sections 424(e) and 424(f), respectively) of the Company.

(b) “Applicable Withholding Taxes” means the aggregate minimum amount of federal, state, local, and foreign income, payroll, and other taxes that an Employer is required to withhold in connection with the grant, vesting, or exercise of any Award.

(c) “Award” means an Incentive Stock Option, a Nonqualified Stock Option, a Stock Appreciation Right, or Restricted Stock.

(d) “Beneficiary” means the person or entity designated by the Participant, in a form approved by the Company, to exercise the Participant’s rights with respect to an Award after the Participant’s death. If the Participant does not validly designate a Beneficiary, or if the designated person no longer exists, then the Participant’s Beneficiary shall be his or her estate.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” shall have the same meaning given to such term (or other term of similar meaning) in Employment Agreements for purposes of termination of employment under such agreement, and in the absence of any such agreement or if such agreement does not include a definition of “Cause” (or other term of similar meaning), the term “Cause” shall mean (i) any material breach by the Participant of any agreement to which the Participant and the Company or an Affiliate are parties, (ii) any continuing act or omission to act by the Participant which may have a material and adverse effect on the Company’s business or on the Participant’s ability to perform services for the Company or an Affiliate, including, without limitation, the commission of any crime (other than minor traffic violations), or (iii) any material misconduct or material neglect of duties by the Participant in connection with the business or affairs of the Company or an Affiliate.

(g) “Change in Control” means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award agreement, any Employment Agreement or in a written contract of service, the occurrence of any of the following:

(i)

any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that the following acquisitions shall not constitute a Change in Control: (1) an acquisition by any such person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (2) any acquisition directly from the Company, including, without limitation, a public offering of securities, (3) any acquisition by the Company, (4) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (5) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or

(ii)	an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2(x)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or

(iii)	a liquidation or dissolution of the Company.

provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (i) or (ii) of this paragraph (g) in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of incumbent Directors. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any rulings or regulations promulgated thereunder.

(i) “Committee” means the Board, the Compensation Committee of the Board, or such other committee of the Board as the Board appoints to administer the Plan; provided, however, that should Section 162(m) of the Code and Section 16 of the Securities Exchange Act of 1934 apply to Awards under the Plan, if any member of the Committee does not qualify as both an “outside director” for purposes of Code Section 162(m) and a “non-employee director” for purposes of Rule 16b-3, the remaining members of the Committee (but not less than two members) shall be constituted as a subcommittee of the Committee to act as the Committee for purposes of the Plan.

(j) “Commission” means the U.S. Securities and Exchange Commission.

(k) “Company” means Hosting Site Network, Inc., a Delaware corporation, and its subsidiaries.

(l) “Company Stock” means common stock, par value $.001 per share, of the Company. In the event of a change in the capital structure of the Company affecting the common stock (as provided in Section 14), the shares resulting from such a change in the common stock shall be deemed to be Company Stock within the meaning of the Plan.

(m) “Date of Grant” means the date on which the Committee grants an Award, or such future date as may be determined by the Committee.

(n) “Disability” means a disability within the meaning of Code Section 22(e)(3).

(o) “Employer” means the Company and each Affiliate that employs one or more Participants.

(p) “Employment Agreement” means any written employment or other similar agreement between the Participant and the Company or an Affiliate.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Fair Market Value” means on any given date the fair market value of Company Stock as of such date, as determined by the Committee. If the Common Stock is listed on a national securities exchange or traded on the over-the-counter market, Fair Market Value means the closing selling price or, if not available, the closing bid price or, if not available, the high bid price of the Common Stock quoted on such exchange, or on the over-the-counter market as reported by the NASDAQ Stock Market (“NASDAQ”), or if the Common Stock is not listed on NASDAQ, then by the National Quotation Bureau, Incorporated, on the day immediately preceding the day on which the Award is granted or exercised, as the case may be, or, if there is no selling or bid price on that day, the closing selling price, closing bid price, or high bid price on the most recent day which precedes that day and for which such prices are available.

(s) “Incentive Stock Option” means an Option that qualifies for favorable income tax treatment under Code Section 422.

(t) “Mature Shares” means shares of Company Stock for which the shareholder has good title, free and clear of all liens and encumbrances.

(u) “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

(v) “Option” means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

(w) “Outside Director” means a member of the Board who is not an employee of, or a consultant or advisor to, the Company or an Affiliate as of the Date of Grant.

(x) “Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

(y) “Participant” means any employee, Outside Director, consultant, or advisor (including independent contractors, professional advisors, and service providers) of the Company or an Affiliate who receives an Award under the Plan.

(z) “Restricted Stock” means Company Stock awarded under Section 8 of the Plan.

(aa) “Rule 16b-3” means Rule 16b-3 of the Commission promulgated under the Exchange Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 enacted after the effective date of the Plan’s adoption.

(bb) “Securities Act” means the Securities Act of 1933, as amended.

(cc) “Stock Appreciation Right” means a right to receive amounts awarded under Section 7.

3. Stock. Subject to Section 13 of the Plan, there shall be reserved for issuance under the Plan an aggregate of eight million eight hundred thousand (8,800,000) shares of Company Stock, which may be authorized but un-issued shares, or shares held in the Company’s treasury, or shares purchased from stockholders expressly for use under the Plan. In addition, shares allocable to Awards granted under the Plan that expire, are forfeited, are cancelled without the delivery of the shares, or otherwise terminate unexercised, may again be available for Awards under the Plan. For purposes of determining the number of shares that are available for Awards under the Plan, the number shall also include the number of shares surrendered by a Participant actually or by attestation or retained by the Company in payment of Applicable Withholding Taxes, and any Mature Shares surrendered by a Participant upon exercise of an Option or in payment of Applicable Withholding Taxes. Shares issued under the Plan through the settlement, assumption, or substitution of outstanding awards or obligations to grant future awards as a condition of an Employer acquiring another entity shall not reduce the maximum number of shares available for delivery under the Plan.

4. Eligibility. Subject to the terms of the Plan, the Committee shall have the power and complete discretion, as provided in Section 12, to select eligible employees, Outside Directors, consultants, and advisors to receive an Award under the Plan; provided, however, that any Award shall be subject to the following terms and conditions:

(a) Only those individuals who are employees (including officers) of the Company or an Affiliate at the Date of Grant shall be eligible to receive an Incentive Stock Option under the Plan.

(b) All employees (including officers) and Outside Directors of, or consultants and advisors to, either the Company or an Affiliate at the Date of Grant shall be eligible to receive Nonqualified Stock Options, Stock Appreciation Rights, and Restricted Stock; provided, however, that Nonqualified Stock Options, Stock Appreciation Rights, and Restricted Stock may not be granted to any such consultants and advisors unless (i) bona fide services have been or are to be rendered by such consultant or advisor and (ii) such services are not in connection with the offer or sale of securities in a capital raising transaction.

(c) Anything herein to the contrary notwithstanding, any recipient of an Award under the Plan must be includable in the definition of “employee” provided in the general instructions to Form S-8 Registration Statement under the Securities Act.

(d) The grant of an Award shall not obligate an Employer to pay any employee, Outside Director, consultant, or advisor any particular amount of remuneration, to continue the employment of the employee or engagement of the Outside Director, consultant, or advisor after the grant, or to make further grants to the employee, Outside Director, consultant, or advisor at any time thereafter.

5. Stock Options.

(a) The Committee may make grants of Options to Participants. Except as otherwise provided herein, the Committee shall determine the number of shares for which Options are granted, the Option exercise price per share, whether the Options are Incentive Stock Options or Nonqualified Stock Options, and any other terms and conditions to which the Options are subject.

(b) The exercise price of shares of Company Stock covered by an Option shall be not less than 100 percent of the Fair Market Value of Company Stock on the Date of Grant. Except as provided in Section 13, (i) the exercise price of an Option may not be decreased after the Date of Grant and (ii) a Participant may not surrender an Option in consideration for the grant of a new Option with a lower exercise price or another Award.

(c) All Options granted hereunder shall be subject to the following terms and conditions:

(i) All Options shall be evidenced by a written stock option agreement (the “Stock Option Agreement”) setting forth all the relevant terms of the Award.

(ii) No Option shall be exercisable more than 10 years after the Date of Grant.

(iii) The aggregate Fair Market Value, determined at the Date of Grant, of shares for which Incentive Stock Options become exercisable by a Participant during any calendar year shall not exceed $100,000 and any amount in excess of $100,000 shall be treated as a Non-Qualified Stock Option. The maximum aggregate number of shares for which Incentive Stock Options may be issued under the Plan to any Participant in any calendar year shall be 200,000.

(iv) If an Incentive Stock Option is granted to an employee who owns, at the Date of Grant, more than 10 percent of the total combined voting power of all classes of stock of the Company or an Affiliate, then (A) the option price of the shares subject to the Incentive Stock Option shall be at least 110% of the Fair Market Value of the Company Stock at the Date of Grant and (B) such Incentive Stock Option shall not be exercisable after the expiration of 5 years from the Date of Grant.

(v) Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided in any Employment Agreement or as provided by the Committee in the grant of an Option and set forth in or incorporated into the Stock Option Agreement: (A) if the employment of an employee by, or the services of an Outside Director for, or consultant or advisor to, the Company or an Affiliate should be terminated for Cause or terminated voluntarily by the grantee, then any outstanding Option shall terminate immediately, (B) if such employment or services terminates for any other reason, any such Option exercisable as of the date of termination may be exercised at any time within three months of termination. For purposes of this subsection, (y) the retirement of an individual either pursuant to a pension or retirement plan maintained by the Company or an Affiliate or at the applicable normal retirement date prescribed from time to time by the Company shall be deemed to be termination of the individual’s employment other than voluntarily or for Cause, and (z) an individual who leaves the employ or services of the Company or an Affiliate to become an employee or Outside Director of, or a consultant or advisor to, an entity that has assumed the Option as a result of a corporate reorganization or the like shall not be considered to have terminated employment or services.

(vi) Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided in any Employment Agreement or as provided by the Committee in the grant of an Option and set forth in or incorporated into the Stock Option Agreement, if the holder of an Option under the Plan ceases employment or services because of Disability while employed by, or while serving as an Outside Director for or a consultant or advisor to, the Company or an Affiliate, then such Option may, subject to the provisions of subsection (viii) below, be exercised at any time within one year after the termination of employment or services due to the Disability.

(vii) Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided in any Employment Agreement or as provided by the Committee in the grant of an Option and set forth in or incorporated into the Stock Option Agreement, if the holder of an Option under the Plan dies (A) while employed by, or while serving as an Outside Director for or a consultant or advisor to, the Company or an Affiliate, or (B) within three months after the termination of employment or services other than voluntarily by the grantee or for Cause, then such Option may, subject to the provisions of subsection (viii) below, be exercised by the Participant’s Beneficiary at any time within one year after the Participant’s death.

(viii) An Option may not be exercised after termination of employment, termination of directorship, termination of consulting or advisory services, Disability or death except to the extent that the holder was entitled to exercise the Option at the time of such termination or as otherwise provided in a currently effective written Employment Agreement, consulting agreement or other related agreement executed between the Company and the employee, Outside Director or consultant or advisor, and in any event may not be exercised after the expiration of the Option in accordance with the terms of the grant.

(ix) The employment relationship of an employee of the Company or an Affiliate shall be treated as continuing intact while the employee is on military or sick leave or other bona fide leave of absence if such leave does not exceed 90 days or, if longer, so long as the employee’s right to reemployment is guaranteed either by statute or by contract.

(d) The holder of any Option granted under the Plan shall have none of the rights of a stockholder with respect to the shares covered by the Option until such stock shall be transferred to the holder upon the exercise of the Option.

6. Grants to Outside Directors. Awards, other than Incentive Stock Options, may be made to Outside Directors. The Committee shall have the power and complete discretion to select Outside Directors to receive Awards. The Committee shall have the complete discretion, under provisions consistent with Section 12, to determine the terms and conditions, the nature of the Award and the number of shares to be allocated as part of each Award for each Outside Director. The grant of an Award shall not obligate the Company to make further grants to the Outside Director at any time thereafter or to retain any person as a director for any period of time.

7. Stock Appreciation Rights. Concurrently with the award of any Option to purchase one or more shares of Common Stock, the Committee may, in its sole discretion, award to the optionee with respect to each share of Common Stock covered by an Option a related Stock Appreciation Right, which permits the optionee to be paid the appreciation on the related Option in lieu of exercising the Option. The Committee shall establish as to each award of Stock Appreciation Rights the terms and conditions to which the Stock Appreciation Rights are subject; provided, however, that the following terms and conditions shall apply to all Stock Appreciation Rights:

(a) A Stock Appreciation Right granted with respect to an Incentive Stock Option must be granted together with the related Option. A Stock Appreciation Right granted with respect to a Nonqualified Stock Option may be granted together with the grant of the related Option.

(b) A Stock Appreciation Right shall entitle the Participant, upon exercise of the Stock Appreciation Right, to receive in exchange an amount equal to the excess of (i) the Fair Market Value on the date of exercise of Company Stock covered by the surrendered Stock Appreciation Right over (ii) the Fair Market Value of Company Stock on the Date of Grant of the Stock Appreciation Right. The Committee may limit the amount that the Participant will be entitled to receive upon exercise of a Stock Appreciation Right.

(c) A Stock Appreciation Right may be exercised only if and to the extent the underlying Option is exercisable, and a Stock Appreciation Right may not be exercisable in any event more than 10 years after the Date of Grant.

(d) A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of Company Stock covered by the Stock Appreciation Right exceeds the Fair Market Value of Company Stock on the Date of Grant of the Stock Appreciation Right. The Stock Appreciation Right may provide for payment in Company Stock or cash, or a fixed combination of Company Stock and cash, or the Committee may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised.

(e) To the extent a Stock Appreciation Right is exercised, the underlying Option shall be cancelled, and the shares of Company Stock represented by the Option shall no longer be available for Awards under the Plan.

8.	Restricted Stock Awards.

(a) The Committee may make grants of Restricted Stock to a Participant. The Committee shall establish as to each award of Restricted Stock the terms and conditions to which the Restricted Stock is subject, including the period of time before which all restrictions shall lapse and the Participant shall have full ownership of the Company Stock. The Committee in its discretion may award Restricted Stock without cash consideration. All Restricted Stock Awards shall be evidenced by a Restricted Stock Agreement setting forth all the relevant terms of the Award.

(b) Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions have lapsed or been removed. Certificates representing Restricted Stock shall be held by the Company until the restrictions lapse, and the Participant shall provide the Company with appropriate stock powers endorsed in blank.

9.	Method of Exercise of Options.

(a) Options may be exercised by the Participant (or his or her legal guardian or personal representative) by giving written notice of the exercise to the Company at its principal office (attention of the Corporate Secretary) pursuant to procedures established by the Company. The notice shall state the number of shares the Participant has elected to purchase under the Option. Such notice shall be accompanied, or followed within 10 days of delivery thereof, by payment of the full exercise price of such shares. The exercise price may be paid in cash by means of a check payable to the order of the Company or, if the terms of an Option permit, (i) by delivery or attestation of Mature Shares (valued at their Fair Market Value) in satisfaction of all or any part of the exercise price, (ii) by delivery of a properly executed exercise notice with irrevocable instructions to a broker to deliver to the Company the amount necessary to pay the exercise price from the sale or proceeds of a loan from the broker with respect to the sale of Company Stock or a broker loan secured by the Company Stock, (iii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iv) by any combination of (i) through (iii) hereof.

(b) Unless prior to the exercise of the Option the shares issuable upon such exercise have been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the notice of exercise shall be accompanied by a representation or agreement of the individual or entity exercising the Option to the Company to the effect that such shares are being acquired for investment purposes and not with a view to the distribution thereof, and such other documentation as may be required by the Company, unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with any such act.

(c) The Company shall not be obligated to deliver any Company Stock until the shares have been listed on each securities exchange or market on which the Company Stock may then be listed or until there has been qualification under or compliance with such federal or state laws, rules or regulations as the Company may deem applicable. The Company shall use reasonable efforts to obtain such listing, qualification and compliance.

10. Tax Withholding. Each Participant shall agree as a condition of receiving an Award payable in the form of Company Stock to pay to the Employer, or make arrangements satisfactory to the Employer regarding the payment to the Employer of, Applicable Withholding Taxes. Under procedures established by the Committee or its delegate, a Participant may elect to satisfy Applicable Withholding Taxes by (i) making a cash payment or authorizing additional withholding from cash compensation, (ii) delivering Mature Shares (valued at their Fair Market Value), or (iii) if the applicable Stock Option Agreement or Restricted Stock Agreement permits, having the Company retain that number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

11. Transferability of Awards. Awards shall not be transferable except by will or by the laws of descent and distribution.

12.	Administration of the Plan.

(a) The Committee shall administer the Plan. Subject to the terms and conditions set forth in the Plan, the Committee shall have general authority to impose any term, limitation, or condition upon an Award that the Committee deems appropriate to achieve the objectives of the Award and of the Plan. The Committee may adopt rules and regulations for carrying out the Plan with respect to Participants and Beneficiaries. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive as to any Participant or Beneficiary.

(b) The Committee shall have the power to amend the terms and conditions of previously granted Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him or her, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code or of other securities laws applicable to the Award.

(c) The Committee shall have the power and complete discretion (i) to delegate to any individual, or to any group of individuals employed by the Company or any Affiliate, the authority to grant Awards under the Plan and (ii) to determine the terms and limitations of any delegation of authority; provided, however, that the Committee may not delegate power and discretion to the extent such action would cause noncompliance with, or the imposition of penalties, excise taxes, or other sanctions under, applicable corporate law, Rule 16b-3, Code Section 162(m) or 409A, or any other applicable securities or tax law.

(d) The Committee shall have the power to include one or more provisions in the terms of Award grants to provide for the cancellation of an outstanding Award in the event the Participant violates any agreement or other obligation dealing with non-competition, non-solicitation or protection of the Company’s confidential information.

13.	Change in Capital Structure; Change of Control.

(a) Change in Capital Structure. In the event of a stock dividend, stock split, or combination of shares, share exchange, share distribution, recapitalization or merger in which the Company is the surviving corporation, a spin-off or split-off of a subsidiary or Affiliate, or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options, or warrants for the purchase of common stock or preferred stock of the Company) subsequent to July 31, 2008, the aggregate number and kind of shares of stock or securities of the Company to be subject to the Plan and to Awards then outstanding or to be granted, the maximum number of shares or securities which may be delivered under the Plan under Sections 3(a), 3(b), or 8, the per share exercise price of Options, the terms of Awards, and other relevant provisions shall be proportionately and appropriately adjusted by the Committee in its discretion, and the determination of the Committee shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option, the Committee may adjust appropriately and in a nondiscriminatory manner the number of shares covered by the Option so as to eliminate the fractional shares.

(b) Effect of Change in Control on Options and Stock Appreciation Rights. Subject to the terms of any Employment Agreement, the Committee may provide in an Award agreement for, or in the event of a Change in Control may take such actions as it deems appropriate to provide for, any one or more of the following:

(i) Accelerated Vesting. The Committee may provide for the acceleration of the exercisability and vesting in connection with a Change in Control of any or all outstanding Options and Stock Appreciation Rights and shares acquired upon the exercise thereof upon such conditions, including termination of the Participant’s service prior to, upon, or following such Change in Control, and to such extent as the Committee shall determine.

(ii) Assumption or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under any or all outstanding Options and Stock Appreciation Rights or substitute for any or all outstanding Options and Stock Appreciation Rights substantially equivalent options and stock appreciation rights (as the case may be) for the Acquiror’s stock. Any Options or Stock Appreciation Rights which are neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

(iii) Cash-Out. The Committee may, in its sole discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Option or Stock Appreciation Right outstanding immediately prior to the Change in Control shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) of Company Stock subject to such canceled Option or Stock Appreciation Right in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the excess of the Fair Market Value of the consideration to be paid per share of Company Stock in the Change in Control over the exercise price per share under such Option or Stock Appreciation Right (the “Spread”). In the event such determination is made by the Committee, the Spread (reduced by applicable withholding taxes, if any) shall be paid to Participants in respect of the vested portion (and unvested portion, if so determined by the Committee) of their canceled Options and Stock Appreciation Rights as soon as practicable following the date of the Change in Control.

(iv) Effect of Change in Control on Restricted Stock Awards. The Committee may provide for the acceleration of the vesting of the shares subject to the Restricted Stock Award upon such conditions, including termination of the Participant’s services to the Company prior to, upon, or following such Change in Control, and to such extent as the Committee shall determine.

14. Effective Date. The effective date of the Plan is April 22, 2008. The Plan shall be submitted to the shareholders of the Company for approval. Until (i) the Plan has been approved by the Company’s shareholders, and (ii) the requirements of any applicable federal or state securities laws have been met, no Restricted Stock shall be awarded, and no Option shall be granted or exercisable, that is not contingent on these events.

15. Termination, Modification. If not sooner terminated by the Board, this Plan shall terminate at the close of business on April 21, 2018. No Awards shall be made under the Plan after its termination. The Board may amend or terminate the Plan as it shall deem advisable; provided, however, that no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Awards granted under the Plan (except pursuant to Section 13), or reduces the minimum exercise price for Options, or exchanges an Option for another Award, unless such change is authorized by the shareholders of the Company. Except as otherwise specifically provided herein, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Award previously granted to him or her.

16.	American Jobs Creation Act of 2004.

(a) It is intended that the Plan comply in all applicable respects with Code Sections 409A(a)(2) through (4), as it may be amended from time to time, and any rulings, regulations, or other guidelines promulgated under either or both statutes (such statutes, rulings, regulations and other guidelines to be referred to collectively herein as “Section 409A”). This Plan, and any amendments thereto, shall therefore be interpreted and implemented at all times so as to (i) ensure compliance with Section 409A and (ii) avoid any penalty or early taxation of any payment or benefit under the Plan.

(b) Anything herein to the contrary notwithstanding, the Board shall approve and implement such amendments as it deems necessary or desirable to ensure compliance with Section 409A and to avoid any penalty or early taxation of any payment or benefit under this Plan; provided, however, that no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Awards granted under the Plan (except pursuant to Section 14), or reduces the minimum exercise price for Options, or exchanges an Option for another Award, unless such change is authorized by the shareholders of the Company. No such amendment shall require the consent of any Participant.

17. Interpretation and Venue. Except to the extent preempted by applicable federal law, the terms of this Plan shall be governed by the laws of the State of Delaware without regard to its conflict of laws rules.